Exhibit 15

November 7, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Credit Company Registration Statements
Nos. 333-91953, 333-92595, 333-45015, 333-86832, 333-107955, and 333-125947 on Form S-3

Commissioners:

We are aware that our report dated November 7, 2005 on our review of interim financial information of Ford Motor Credit Company for the three-month and nine-month periods ended September 30, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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